UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2016

PROTEA BIOSCIENCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Pineview Drive, Suite 501 Morgantown, WV 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:          1-304-292-2226

Not applicable

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

At an initial closing held on November 3, 2016 (the “Closing”), Protea Biosciences Group, Inc. (the “Company”) received an aggregate of $631,680.00 in gross cash proceeds from 25 accredited investors (the “Purchasers”) in connection with the sale of approximately 63 units of securities (each a “Unit” and collectively, the “Units”) pursuant to the terms and conditions of Subscription Agreements (the “Subscription Agreements”) by and among the Company and each of the Purchasers.

Pursuant to its private placement memorandum, dated as of October 31, 2016 (the “Memorandum”), the Company is offering, through Laidlaw & Company (UK) Ltd (the “Placement Agent”) a maximum of 500 Units of securities at a price of $10,000 per Unit for up to $5,000,000 in gross proceeds (the “Offering”). Each Unit consists of up to (a) 133,333.33 shares of common stock, par value $0.0001 (the “Common Stock”), (b) 18 month warrants to purchase 133,333.33 shares of Common Stock at an exercise price of $0.09 per share (the “Class A Warrants”), and (c) five year warrants to purchase 133,333.33 shares of Common Stock at an exercise price of $0.1125 per share (the “Class B Warrants” and together with the Class A Warrants, the “Investor Warrants”). If all 500 Units are sold, the Company will issue an aggregate of 66,666,667 shares of its Common Stock and Investor Warrants to purchase up to 133,333,334 shares of Common Stock. The Offering will terminate on December 31, 2016 unless the Company and the Placement Agent mutually agree to extend the Offering to as late at March 31, 2017.

On October 24, 2016, the Company amended its Certificate of Incorporation to permit the Company to issue up to 500,000,000 shares of Common Stock. As at October 31, 2016, the 134,226,310 outstanding shares of Common Stock, plus all additional shares of Common Stock that are issuable upon conversion of currently outstanding notes and exercise of currently outstanding options and warrants (the “Common Stock Equivalents”) totals 243,957,380 shares of Common Stock. In addition, the Company intends to consummate a 1-for-25 reverse stock split of its outstanding Common Stock following the termination date of the Offering, which reverse split has previously been authorized by the Company’s stockholders, thereby reducing the outstanding number of shares of Common Stock and Common Stock Equivalents to 19,742,923 shares of Common Stock after giving effect to the sale of all 500 Units of securities in the Offering. Consummation of the Reverse Stock Split will require (a) the filing of an amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State, and (b) obtaining the approval of the Financial Industry Regulatory Authority.

At the Closing, an aggregate of 8,422,400 shares of Common Stock and Investor Warrants to purchase an aggregate of 16,844,800 shares of Common Stock were issued.

In connection with the Closing, the Company paid to the Placement Agent an aggregate of $95,841.60 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue a warrant (the “Placement Agent Warrant”) to the Placement Agent (or its designees) to purchase an aggregate of 2,278,720 shares of Common Stock, with an exercise price of $0.09 per share and term of three years. The Company also issued one Unit to the Placement Agent’s legal counsel for services rendered in connection with the Closing.

In connection with the Closing, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with each of the Purchasers, which requires the Company to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering for resale (i) all Common Stock issued to the Purchasers as part of the Units, (ii) all shares of Common Stock issuable upon exercise of the Investor Warrants and the Placement Agent Warrants, and (iii) all shares of Common Stock issued to legal counsel for services rendered in connection with the Closing.

If the Registration Statement is not declared effective by the Commission within the specified deadlines set forth in the Registration Rights Agreement, the Company will be required to pay to each Purchaser an amount in cash, as partial liquidated damages, equal to 1.0% of the aggregate purchase price paid by such Purchaser per 30 day period that such failure continues, up to the maximum of 6% of the aggregate Purchase Price. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum.

The forms of the Subscription Agreement, the Registration Rights Agreement, the Class A Warrant, the Class B Warrant and the Placement Agent Warrant are filed as Exhibits to this Current Report on Form 8-K, and the foregoing summaries of the terms of such documents are subject to, and qualified in their entirety by, the full text of such documents, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated herein by reference.

The Units, including the shares of Common Stock, and the Common Stock underlying the Investor Warrants and the Placement Agent Warrants were issued in connection with the exemption from registration provided by Rule 506(b) of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in that all Purchasers and the Placement Agent were accredited investors, and the Company did not engage in any general advertisement or general solicitation in connection with the purchase and sale of the Units.

This Current Report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2016, the Board of Directors appointed David Halverson President of the Company. Mr. Halverson, 51, has worked with the Company since 2013 and prior to his appointment as President, Mr. Halverson served as the Vice President and Chief Business Officer of the Company. Mr. Halverson will continue to serve as Chief Business Officer of the Company. From 2006 to 2011 he served in several positions with Huntingdon.Life Sciences including Head of European and U.S. sales.  From 2001 to 2006 he served as a Director of Sales for PPD Discovery and Quintiles Preclinical Groups.  From 1993 to 2001 he served as a Staff Scientist in the Drug Metabolism Group at Covance Laboratories.  He graduated from Kemper Military Academy in 1987 and received a commission as 2LT in the US Army and served on active duty, Wisconsin National Guard, and Army Reserve through 2000.  Mr. Halverson has in-depth knowledge of the Company’s product lines and a wealth of experience negotiating collaborations and contracts within analytical service based companies.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Report:

Exhibit No.	Description
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Class A Warrant
10.4	Form of Class B Warrant
10.5	Form of Placement Agent Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2016	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer